Exhibit 23(b)

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Outside Directors Equity Award Plan of Greif, Inc. of our report dated December 8, 2004, with respect to the consolidated financial statements and schedule of Greif, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Columbus, Ohio

February 28, 2005